Exhibit 8

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto, with respect to the beneficial ownership by each of the undersigned of securities of ENDI Corp., a Delaware corporation. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

August 19, 2022	/s/ David Sherman
David Sherman

August 19, 2022	Cohanzick Absolute Return Master Fund, Ltd

	By:	/s/ David Sherman
Name: David Sherman
Title: Managing Member of Sunnyside, LLC which is the General Partner to Cohanzick Capital, LP which is the General Partner to Cohanzick Absolute Return Master Fund, Ltd.

August 19, 2022	Carole Levinson Blueweiss 2012 Trust (UAD 11/28/12)

	By:	/s/ David Sherman
Name: David Sherman
Title: Trustee

August 19, 2022	Cohanzick Offshore Advisors, LP

	By:	/s/ David Sherman
Name: David Sherman
Title: Managing Member of Cohanzick Offshore Management, LLC which is the General Partner for Cohanzick Offshore Advisors, LP